                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 1, 2001

                        COVAD COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                  000-25271               77-0461529
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)         Identification No.)



    3420 Central Expressway, Santa Clara, California          95051
         (Address of Principal Executive Offices)           (Zip Code)



       Registrant's telephone number, including area code: (408) 616-6604

Item 5.    Other Events.

     BankBoston, N.A., has resigned as Rights Agent under the Stockholder Protection Rights Agreement, dated as of February 15, 2000, between Covad Communications Group, Inc. (the "Company") and BankBoston, N.A. The Company has appointed Mellon Investor Services LLC as the successor Rights Agent. Effective as of November 1, 2001, the Company entered into the Amended and Restated Stockholder Protection Rights Agreement with Mellon Investor Services LLC (such agreement, as amended and restated, the "Rights Agreement").

     The Rights Agreement removes references to BankBoston, N.A., as Rights Agent and replaces such references with Mellon Investor Services LLC. Additionally, the Rights Agreement, among other things, makes certain changes to the provisions relating to the Rights Agent and provides that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed and construed in accordance with the laws of the state of New York.

     A copy of the Rights Agreement has been attached as an exhibit hereto and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 7.    Exhibits.

Ex. 4.1 Amended and Restated Stockholder Protection Rights Agreement, dated as of November 1, 2001, between Covad Communications Group, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COVAD COMMUNICATIONS GROUP, INC.



Date:  December 14, 2001                By: /s/ Dhruv Khanna
                                           -------------------------------------
                                                Dhruv Khanna,
                                                Executive Vice President,
                                                General Counsel and Secretary


                                     - 2 -